Exhibit 14(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-100666 on Form N-14 of Merrill Lynch Bond Fund, Inc. of our report dated February 13, 2002 for Merrill Lynch Global Bond Fund for Investment and Retirement (the “Fund”) appearing in the December 31, 2001 Annual Report of the Fund, and to the references to us under the captions “COMPARISON OF THE FUNDS—Financial Highlights—Global Bond” and “EXPERTS” appearing in the Proxy Statement and Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

New York, New York December 4, 2002